As filed with the Securities and Exchange Commission on September 22, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HILAND HOLDINGS GP, LP

(Exact name of registrant as specified in its charter)

Delaware	76-0828238
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices, including zip code)

Hiland Holdings

Long-Term Incentive Plan

(Full title of the plan)

Ken Maples

Hiland Holdings GP, LP

205 West Maple, Suite 1100

Enid, Oklahoma 73701

(Name and address of agent for service)

(580) 242-6040

(Telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2300

Houston, Texas 77002

(713) 758-3613

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Units of Hiland Holdings GP, LP	2,160,000	$19.25	(2)	$41,580,000	(2)	$4,450

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional common units which become issuable under the antidilution provision of the plans being registered pursuant to this registration statement by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant’s outstanding common units.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.  The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant’s common units as reported on the Nasdaq Global Market on September 20, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428 under the Securities Act, and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

•                  the prospectus as filed by Hiland Holdings GP, LP with the Commission (File No. 333-134491) on September 19, 2006 pursuant to Rule 424(b)4 of the Securities Act; and

•                  the description of our common units contained in our registration statement on Form 8-A filed on September 14, 2006, and any subsequent amendment or report filed for the purpose of updating that description.

All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the effective date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of those documents.  Any statement contained in this registration statement or in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.                                Description of Securities.

Not Applicable.

Item 5.                                Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                                Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.  Under our limited partnership agreement and subject to specified limitations, we will indemnify (i) our general partner and its affiliates and (ii) officers and directors of our general partner and its affiliates to the fullest extent permitted by Delaware law, from and against all losses, claims, damages or similar events.

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Item 7.                                Exemptions from Registration Claimed.

Not Applicable.

Item 8.                                Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Form of Hiland Holdings Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

4.2

Form of Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.2 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

4.3	Form of Restricted Unit Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.19 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

4.4	Form of Unit Option Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.20 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

4.5	Form of Phantom Unit Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.21 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

*  Filed herewith.

Item 9.                                Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Enid, State of Oklahoma, on the 21st day of September, 2006.

HILAND HOLDINGS GP, LP

By:	/s/ Randy Moeder
Randy Moeder
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Randy Moeder and Ken Maples, and each of them, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 21st day of September, 2006.

Signature	Title

/s/ Randy Moeder	President, Chief Executive Officer and Director
Randy Moeder	(Principal Executive Officer)

/s/ Ken Maples	Vice President, Chief Financial Officer and Director
Ken Maples	(Principal Financial Officer)

/s/ Harold Hamm	Chairman of the Board
Harold Hamm

Director
Michael L. Greenwood

/s/ Edward D. Doherty	Director
Edward D. Doherty

Director
Rayford T. Reid

Director
Shelby E. Odell

/s/ Dr. Cheryl L. Evans	Director
Dr. Cheryl L. Evans

Director
Dr. Bobby Lyle

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Hiland Holdings Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

4.2

Form of Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.2 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

4.3	Form of Restricted Unit Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.19 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

4.4	Form of Unit Option Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.20 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

4.5	Form of Phantom Unit Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.21 to Hiland Holdings GP, LP’s Registration Statement on Form S-1 (File No. 333-134491)).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

*  Filed herewith.